SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 16, 2002

Date of Report (Date of Earliest Event Reported)

Schering-Plough Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Galloping Hill Road Kenilworth, NJ 07033
(Address of principal executive offices, including Zip Code)
(908) 298-4000
(Registrant ' s telephone number, including area code)

Item 5 - Other Events.

On May 16, 2002, the registrant reached agreement with the U.S. Food and Drug Administration and entered into a consent decree of permanent injunction (the "Consent Decree"). A copy of the Consent Decree is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7(c) - Exhibits.

99.1 Consent Decree of Permanent Injunction.

99.2 Press Release dated May 17, 2002.

Item 9 - Regulation FD Disclosure.

On May 17, 2002, the registrant issued a press release relating to the Consent Decree. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

Date: May 17, 2002	By: Thomas H. Kelly
Name: Thomas H. Kelly
Title: Vice President and Controller

EXHIBIT INDEX

99.1 Consent Decree of Permanent Injunction.

99.2 Press Release dated May 17, 2002.